                                                                Exhibit No. 99.1

                         TRUSTEE STATEMENT OF COMPLIANCE

I, David J. Kolibachuk, acting on behalf of U.S. Bank Trust National Association (the "Trustee"), hereby certify that the Trustee has fulfilled its obligations as trustee under the trust agreement, dated May 20, 2004, between Corporate Asset Backed Corporation, as depositor, and the Trustee, with respect to the CABCO Series 2004-101 Trust (Goldman Sachs Capital I) during the period from January 1, 2004 to December 31, 2004.

Date: March 28, 2005

                                   U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   as Trustee of

                                   CABCO Series 2004-101 Trust (Goldman Sachs
                                   Capital I)

                                   By: /s/ David J. Kolibachuk
                                       -------------------------
                                       Name: David J. Kolibachuk
                                       Title: Vice President